                                                                     EXHIBIT 4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO SEPRACOR INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO JPMORGAN CHASE BANK, AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO JPMORGAN CHASE BANK, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SEPRACOR INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY.

                                  SEPRACOR INC.

                 5 3/4% Convertible Subordinated Notes due 2006
                    with Auto-Conversion Provision (SNAPs(SM))

No. R-                                                            $
                                                                   -------------

CUSIP No. 817315 AP 9

Sepracor Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns,
the principal sum of        (which amount may from time to time be increased or
decreased to such other principal amounts (which, taken together with the
principal amounts of all other outstanding Notes, shall not exceed $        in
aggregate at any time (or $        if the option set forth in Section 2(b) of
the Purchase Agreement is exercised in full by the Initial Purchaser)) by adjustments made on the records of the Trustee, as Custodian of the Depositary, in accordance with the rules and procedures of the Depositary) on November 15, 2006 and to pay interest on said principal sum semi-annually on May 15 and November 15 of each year, commencing May 15, 2002 at the rate per annum specified in the title of this Note, accrued from the May 15 or November 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date of this Note is a date to which interest has been paid or duly provided for, in which case interest shall accrue from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case interest shall accrue from November 14, 2001 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 1 or November 1, as the case may be, and before the following May 15 or November 15, this Note shall bear interest from such May 15 or November 15, respectively; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Note shall bear interest from the next preceding May 15 or November 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from November 14, 2001. The interest so payable on any May 15 or November 15 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the May 1 or November 1 (whether or not a Business Day) next preceding such May 15 or November 15, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; PROVIDED FURTHER, HOWEVER, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from the Trustee) at least two days prior to the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and paying agent (if different from Trustee) at least two days prior to the applicable record date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on this Note to the prior payment in full of all Senior Obligations as defined in the Indenture and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.



                                     SEPRACOR INC.



                                     By:
                                        ----------------------------------------
                                        Name: Timothy J. Barberich
                                        Title: Chief Executive Officer

Attest:



------------------------------------
Name:  David P. Southwell
Title: Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION



JPMORGAN CHASE BANK,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

Dated:

By:
   ---------------------------------
   Authorized Signatory

                                 REVERSE OF NOTE

                                  SEPRACOR INC.

                 5 3/4% Convertible Subordinated Notes due 2006
                    with Auto-Conversion Provision (SNAPs(SM))

     This Note is one of a duly authorized issue of Notes of the Company, designated as its 5 3/4% Convertible Subordinated Notes due 2006 with Auto-Conversion Provision (SNAPs(SM)) (herein called the "Notes"), limited to
the aggregate principal amount of $        (or $        if the option set
forth in Section 2(b) of the Purchase Agreement is exercised in full by the Initial Purchaser) all issued or to be issued under and pursuant to an Indenture dated as of November 14, 2001 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank, (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest (including Liquidated Damages, if any) on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Fundamental Change, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.6, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due which default has not been cured, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions of the Indenture which under Article XI cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Obligations of all Senior Obligations of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes will not be redeemable at the option of the Company prior to November 20, 2002. At any time on or after November 20, 2002 and prior to maturity the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than twenty (20) nor more than sixty (60) days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a redemption price of 100% of the principal amount of the Notes, together with accrued interest, if any, to, but excluding, the date fixed for redemption. If the date fixed for redemption is a May 15 or November 15 then the interest payable on such date shall be paid to the holder of record on the next preceding May 1 or November 1, respectively.

     The Notes are not subject to redemption through the operation of any sinking fund.

     Upon the occurrence of a "Fundamental Change," the Noteholder has the right, at such holder's option, to require the Company to repurchase all of such holder's Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof), on the 30th calendar day (or, if such 30th day is not a Business Day, the next succeeding Business Day) after notice of such Fundamental Change at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued interest, if any, to but excluding the date fixed for repurchase; PROVIDED, HOWEVER, that if such repurchase date is May 15 or November 15, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding May 1 or November 1, respectively. No Notes may be redeemed at the option of holders upon a Fundamental Change if there has occurred and is continuing an Event of Default, other than a default in the payment of the Repurchase Price with respect to such Notes on the Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth (15th) calendar day after the occurrence of such Fundamental Change.

     The Company may elect to automatically convert ("Automatic Conversion") the Notes on or prior to maturity if the Closing Price of the Common Stock has exceeded 145% of the Conversion Price for at least 20 Trading Days out of the 30 consecutive Trading Days ending within five Trading Days prior to the notice of automatic conversion (the "Automatic Conversion Notice"). On or prior to the two year period after the Issue Date of the Notes, the Company may automatically convert the Notes into Common Stock only if a Shelf Registration Statement has been declared effective prior to the date of the Automatic Conversion Notice and such Shelf Registration Statement contemplated by Section 2 of the Registration Rights Agreement remains effective on the Automatic Conversion Date (as defined in Section 15.11). If the Company elects to automatically convert some or all of the Notes prior to November 15, 2002, the Company will be required to make an additional payment (a "Make-Whole Payment") on the Notes. The Make-Whole Payment with respect to the Notes subject to Automatic Conversion shall be equal to the total value of the aggregate amount of interest that would have been payable on the Notes from the last day through which interest was paid on the Notes (or November 14, 2001, if no interest has been paid) through November 15, 2002. In the event that the Company elects to make an Automatic Conversion of the Notes pursuant to Section 15.11 of the Indenture between either May 1, 2002 and May 15, 2002 or November 1, 2002 and November 15, 2002, the Company shall not be required to make the interest payment on the May 15, 2002 interest payment date in the case of an Automatic Conversion on an Automatic Conversion Date between May 1, 2002 and May 15, 2002 and on the November 15, 2002 interest payment date in the case of an Automatic Conversion on an Automatic Conversion Date between November 1, 2002 and November 15, 2002 in accordance with Section 2.3 of the Indenture.

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on November 15, 2006 (except that with respect to any Note or portion of a Note which shall be called for redemption, such right shall terminate at the close of business on the Business Day next preceding the date fixed for redemption) (unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $60.00 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney; PROVIDED, HOWEVER, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest through the close of business on the Business Day next preceding the following interest payment date, this Note (unless the Note or the portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with Section 3.2 of the Indenture or subject to Automatic Conversion in accordance with Section 15.11 of the Indenture) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest otherwise payable on such interest payment date on the principal amount being converted. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for interest accrued on any Note converted or for dividends or any shares issued upon conversion of such Note except as provided in Section 15.2 of the Indenture.

     Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable redemption price, together with accrued interest to, but excluding, the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT -


                                   ---------------------- Custodian
                                           (Cust)

TEN ENT - as tenants by
          the entireties           ----------------------
                                          (Minor)

JT TEN - as joint tenants
with right of survivorship
and not as tenants in common       Uniform Gifts to Minors Act------------------
                                                                   (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                                CONVERSION NOTICE

To: Sepracor Inc.

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
      --------------------------------

                                                --------------------------------

                                                --------------------------------
                                                Signature(s)

-------------------------------------
Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor
Institution (banks, stock brokers,
savings and loan associations and
credit unions) with membership
in an approved signature
guarantee medallion program
pursuant to Securities and
Exchange Commission
Rule 17Ad-15 if shares of
Common Stock are to be issued,
or Notes to be delivered,
other than to and in the name
of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to be
delivered, other than to and in the
name of the registered holder:

-----------------------------------------
(Name)

-----------------------------------------
(Street Address)

-----------------------------------------
(City, State and Zip Code)

Please print name and address


                                              Principal amount to be converted
                                              (if less than all): $_______,000

                                              --------------------------------
                                              Social Security or Other Taxpayer
                                              Identification Number

                            OPTION TO ELECT REPAYMENT

                            UPON A FUNDAMENTAL CHANGE

To: Sepracor Inc.

     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Sepracor Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued interest to, but excluding, such date, to the registered holder hereof.

    Dated:
          -------------------



                                  -------------------------------------

                                  -------------------------------------
                                  Signature(s)



                                  -------------------------------------
                                  Social Security or Other Taxpayer
                                  Identification Number

                                  Principal amount to be repaid
                                  (if less than all):
                                  $         ,000
                                   ---------

                                  NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                             ASSIGNMENT AND TRANSFER

     For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the within Note occurring within two years (or such other holding period required under Rule 144(k) of the Securities
Act) of the original issuance of such Note (unless such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

     o   *To Sepracor Inc. or a subsidiary thereof; or

     o *Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     o *Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

     and unless the box below is checked, the undersigned confirms that such
Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     o   *The transferee is an Affiliate of the Company.

Dated:
      -------------------------------

-------------------------------------

-------------------------------------
Signature(s)

-------------------------------------
Signature Guarantee

     Signature(s) must be
guaranteed by an eligible
Guarantor Institution (banks,
stock brokers, savings and loan
associations and credit unions)
with membership in an approved
signature guarantee medallion
program pursuant to Securities
and Exchange Commission
Rule 17Ad-15 if shares of
Common Stock are to be issued,
or Notes to be delivered,
other than to and in the name
of the registered holder.

     NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.